                                                                    Exhibit 10.4

                            SHARE EXCHANGE AGREEMENT

            SHARE EXCHANGE AGREEMENT, dated as of June 1, 1999 (the "Agreement"), by and among W.P. Stewart & Co. Ltd., a Bermuda company ("WPS Ltd."), and Stewart Notz Stucki Ltd., a Bermuda company ("SNSL").

                                    RECITALS

            SNSL owns all the issued and outstanding capital stock, par value $US 1.00 per share ("NSMM Capital Stock"), of NS Money Management (Bermuda) Ltd. ("NSMM").

            SNSL and WPS Ltd. desire to effect the exchange of 898,831 shares of WPS Ltd. Capital Stock (as defined below) for all the issued and outstanding NSMM Capital Stock.

            NOW THEREFORE, in consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            1. 1 Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

            "Acquired Companies" shall mean, collectively, NSMM and Cribewell.

            "Adverse Effect" with respect to any Person shall mean a materially adverse effect on any of the business, the Share Exchange, the capital stock, the assets, or the liabilities, working capital, earnings, condition (financial or otherwise), operating results, prospects, or employee, client, customer or supplier relations of such Person, or the ability of such Person to perform its obligations under the Transaction Documents or to conduct its business as presently conducted or as proposed to be conducted.

            "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction


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of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (b) ownership, directly or indirectly, of 40% or more of the Equity Interests of such Person.

            "Agreement" shall mean this Share Exchange Agreement, as such Agreement may be amended from time to time.

            "Closing Date" shall mean the close of business on June 30, 1999, or such other date as may be mutually agreed upon in writing by the parties hereto.

            "Consenting Party" shall mean any Person whose consent or waiver is or may be required under any Contract in connection with the Transaction Documents or the consummation by either party of any of the transactions contemplated thereby.

            "Contracts" shall mean any and all of the agreements, contracts or commitments of NSMM or Cribewell described in the SNSL Disclosure Schedules.

            "Cribewell" shall mean Cribewell, N.V., a Curacao company.

            "Cribewell Financial Statements" shall mean collectively the balance sheet of Cribewell as of December 31, 1998, as prepared by Notz Stucki & Cie (the "Cribewell Balance Sheet") and the related statements of income and statements of stockholders' equity, retained earnings for Cribewell for the twelve month period ended as of December 31, 1998, as prepared by Notz Stucki Cie, attached hereto as Schedule 1.1.A.

            "Effective Date" shall mean January 1, 1999.

            "Encumbrances" shall mean any claim, mortgage, deed of trust, restrictive covenant, reservation, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance of any kind or other rights of third parties (including, without limitation, preemptive rights), whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee or lessor or lessee under any conditional sales agreement, capital lease or other title retention agreement.

            "Equity Interests" shall mean the capital stock, or other equity interests (including the NSMM Capital Stock) or options, warrants, rights to subscribe to, scrip calls, contracts, undertakings, arrangements, commitments to issue or other rights of any kind to acquire capital stock, or other equity interests of any Person.

            "Indebtedness" shall mean, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise and any commitment by which such Person insures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any


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manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person insures a creditor against loss, and (d) any unsatisfied obligation of such Person to any Benefit Plan.

            "Investment" shall mean, with respect to any Person, (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and (b) any capital contribution by such Person to any other Person.

            "Legal Requirement" shall mean any action, law, statute, treaty, rule, regulation, order, ordinance, judgment, injunction, decree, award, determination or direction of an arbitrator, court or government entity, including without limitation, any zoning, environmental and safety requirement, motor vehicle safety requirements or standards or any requirements arising thereunder.

            "NSMM Financial Statements" shall mean collectively (i) the audited balance sheet of NSMM as of December 31, 1998, together with the notes thereon as prepared by PricewaterhouseCoopers LLP, (the "NSMM Balance Sheet") in accordance with US GAAP and the related statements of income and statements of stockholders' equity, retained earnings and changes in financial position or cash flows for NSMM for the twelve month period ended as of December 31, 1998, together with the notes thereon, as prepared by PricewaterhouseCoopers LLP, in accordance with US GAAP, attached hereto as Schedule 1.1.A.

            "NSMM Outstanding Shares" shall mean the 12000 shares of NSMM Capital Stock issued and outstanding and owned of record by SNSL to be delivered by SNSL to WPS Ltd. in accordance with Section 2.1 hereof.

            "Permits" shall mean any and all of the licenses, permits and other regulatory or governmental authorizations, accreditations, approvals, waivers, consents, declarations or filings necessary or required to conduct the business of NSMM or Cribewell as presently conducted or as proposed to be conducted or to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

            "Permitted SNSL Assignee" shall mean any Affiliate of SNSL.

            "Permitted WPS Ltd. Assignee" shall mean any Affiliate of WPS Ltd.

            "Person" shall mean an individual, partnership, sole proprietorship, corporation, association, joint stock company, limited liability company, trust, joint venture,


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unincorporated organization, governmental or regulatory authority or any other entity or organization of any kind whatsoever.

            "Personnel" shall mean any and all directors, officers and employees of any of the Acquired Companies.

            "Representative" shall mean, with respect to any Person, any officer, director, partner, shareholder, principal, attorney, accountant, consultant, financial advisor, agent, employee or other representative of such Person.

            "Share Exchange" shall mean the exchange of the WPS Exchange Shares for the NSMM Outstanding Shares provided for in Article 2 hereof.

            "SNSL Disclosure Schedules" shall mean the schedules to this Agreement delivered to WPS Ltd. on or prior to the Closing Date, which set forth exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement and which are hereby made a part of this Agreement and incorporated herein by reference.

            "SNSL Expenses" shall mean all costs and expenses incurred by SNSL, NSMM or Cribewell or any Representative or Affiliate of any of them in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.

            "Stock Call Agreement" shall mean an agreement between WPS Ltd. and SNSL, substantially in the form of Exhibit B hereto, providing for certain call rights with respect to shares of WPS Ltd. Capital Stock.

            "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, whether arising out of the transactions contemplated by the Transaction Documents or otherwise.

            "Taxes" shall mean any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar taxes, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).


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            "Transaction Documents" shall mean this Agreement, the Stock Call
Agreement and all exhibits, statements, schedules, instruments, certificates and other documents and agreements to be entered into or delivered by any Person in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

            "Transfer Taxes" shall mean any and all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar Taxes and fees, including without limitation any interest, penalty or addition thereto, whether disputed or not.

            "US GAAP" means generally accepted accounting principles in the United States of America.

            "WPS Ltd. Capital Stock" shall mean the issued and outstanding shares of common stock of WPS Ltd., par value $US.001 per share.

            "WPS Ltd. Exchange Shares" shall mean the 898,831 shares of WPS Ltd. Capital Stock to be issued by WPS Ltd. to SNSL in accordance with Section 2.2 hereof.

            "WPS Ltd. Expenses" shall mean all costs and expenses incurred by WPS Ltd. or any of its Representatives and Affiliates in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

            "WPS Ltd. Financial Statements" shall mean, collectively, the consolidated balance sheet of WPS Ltd. and its subsidiaries as of December 31, 1998, together with the notes thereon, as audited by PricewaterhouseCoopers LLP, the certified public accountants for WPS Ltd. (the "WPS Balance Sheet"), and the related consolidated statement of income and consolidated statement of stockholders' equity, retained earnings and changes in financial position or cash flows for WPS Ltd. and its subsidiaries for the twelve-month period ended December 31, 1998, together with the notes thereon, as audited by PricewaterhouseCoopers LLP, each as previously delivered to SNSL and attached hereto as Schedule 1.1(B).

            1.2 Other Defined Terms. The following terms shall have the meanings assigned to such terms in the corresponding Sections of this Agreement set forth below:

      Term                                           Section
      ----                                           -------
      Benefit Plans                                  6.2
      Closing                                        3.1
      Damages                                        10.2
      Indemnification Claim Notice                   10.3
      Indemnified Party                              10.3
      Indemnifying Party                             10.3
      NSMM                                           Preamble


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
      NSMM Capital Stock                             Preamble
      Proceedings                                    10.3
      SNSL                                           Preamble
      SNSL Indemnitees                               10.2
      WPS Ltd.                                       Preamble
      WPS Ltd. Indemnitees                           10.2

                                    ARTICLE 2

                               EXCHANGE OF SHARES

            2.1 SNSL Exchange of Shares. Upon the terms and subject to the conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, SNSL hereby agrees to convey, transfer, assign and deliver to WPS Ltd., and WPS Ltd. hereby agrees to acquire from SNSL, on the Closing Date and as of the Effective Date, all SNSL's rights, title and interest in and to the NSMM Outstanding Shares.

            2.2 WPS Ltd. Exchange of Shares. Upon the terms and subject to the conditions contained herein, and in reliance upon the representations, warranties, covenants and indemnifications contained herein, WPS Ltd. hereby agrees to issue to SNSL, on the Closing Date and as of the Effective Date, and SNSL hereby agrees to acquire from WPS Ltd., the WPS Ltd. Exchange Shares.

                                    ARTICLE 3

                                     CLOSING

            3.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held on June 30, 1999 at 10:00 a.m. Eastern time on the Closing Date at the offices of Anderson Kill & Olick, P.C., 1251 Avenue of the Americas, New York, New York, unless the parties otherwise agree.

            3.2 Deliveries. To effect the transfers referred to in Section 2.1 and 2.2 hereof, the following deliveries shall be made on the Closing Date:

            (a) SNSL shall deliver to WPS Ltd. (or a Permitted WPS Ltd. Assignee) certificate(s) representing the NSMM Outstanding Shares (duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank), free and clear of any and all Encumbrances.


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            (b) SNSL shall deliver to WPS Ltd. all documents, agreements, SNSL
      Disclosure Schedules and certificates required to be delivered by it pursuant to this Agreement.

            (c) WPS Ltd. shall issue to SNSL (or a Permitted SNSL Assignee) certificate(s) representing the WPS Ltd. Exchange Shares, evidencing the record ownership of such shares by SNSL.

            (d) WPS Ltd. shall deliver to SNSL all documents, agreements and certificates required to be delivered by WPS Ltd. pursuant to this Agreement.

            (e) All instruments and documents to be executed by or on behalf of SNSL and delivered to WPS Ltd. pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to WPS Ltd. All instruments and documents to be executed by or on behalf of WPS Ltd. and delivered to SNSL pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to SNSL.

                                    ARTICLE 4

                               REPRESENTATIONS AND

                               WARRANTIES OF SNSL

                  SNSL hereby represents and warrants to WPS Ltd. as follows:

            4.1 Authority; Ownership of Stock; No Conflict or Violation. SNSL has all necessary power and authority to own the NSMM Outstanding Shares and to enter into, deliver and carry out its obligations under the Transaction Documents. SNSL has taken all action necessary to consummate the transactions contemplated thereby and to perform its obligations thereunder. Each of the Transaction Documents to which SNSL is a party has been duly executed and delivered by or on behalf of SNSL. Each Transaction Document to which SNSL is a party is the legal, valid and binding obligation of SNSL, enforceable against SNSL in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity. SNSL owns of record and beneficially all of the NSMM Outstanding Shares, free and clear of all Encumbrances. SNSL does not own, of record or beneficially, any Equity Interests of NSMM other than the NSMM Outstanding Shares. Upon the transfer on the Closing Date by SNSL to WPS Ltd. of the NSMM Outstanding Shares in accordance with Section 2.1 of this Agreement, WPS Ltd. will receive good title to such shares, free and clear of all Encumbrances. Neither the execution and delivery of the Transaction Documents


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nor the consummation of the transactions contemplated thereby will result in the violation by SNSL or any Acquired Company of any Legal Requirement.

            4.2 No Brokers; Agreements to Sell. Neither NSMM nor any Acquired Company, nor any Representative or Affiliate of any of them, has any written or oral agreement, arrangement or understanding with any Person which could result in the obligation of WPS Ltd., or any Acquired Company to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated by the Transaction Documents. Except in connection with this Agreement and the other Transaction Documents, neither NSMM nor SNSL has any obligation, absolute or contingent, to any other Person to sell any NSMM Outstanding Shares or any Equity Interest in Cribewell or to enter into any agreement with respect thereto.

            4.3 Organization of SNSL; No Conflict or Violation. SNSL is duly formed and validly existing as a limited liability company under the laws of Bermuda. All actions necessary to authorize SNSL to enter into, deliver and carry out its obligations under the Transaction Documents have been taken. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in a violation of or a conflict with the certificate of formation, operating agreement or other organizational document of SNSL.

            4.4 Organization of Acquired Companies; Authority; No Conflict or Violation. Each Acquired Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has full corporate power and authority to own its assets and properties and to enter into, deliver and carry out its obligations under the Transaction Documents to which it is a party. Each of the Transaction Documents to which each Acquired Company is a party has been duly authorized, executed and delivered by or on behalf of such Acquired Company. Each Transaction Document to which each Acquired Company is a party is the legal, valid and binding obligation of such Acquired Company, enforceable against such Acquired Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will conflict with the articles of incorporation or by-laws of either Acquired Company or any contract to which an Acquired Company is a party or by which any assets of an Acquired Company are bound, or will result in the violation by any Acquired Company of any Legal Requirements. Each Acquired Company has obtained all qualifications to do business necessary or required under any applicable Legal Requirement as a result of the conduct of its business or the ownership of its assets or properties. The corporate minute books, registers and other corporate books and records of each Acquired Company are each correct, current, and complete in all material respects, nothing has been removed from such books and records, and the signatures appearing on all documents


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contained therein are the true signatures of the Persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with all applicable Legal Requirements. Except as disclosed on Schedule 4.4 hereto, no Acquired Company owns any Equity Interests of, nor is it in any manner affiliated (whether through an Investment or other participation of any kind) with any Person.

            4.5 Capitalization of the Acquired Companies. The authorized capital of each Acquired Company is set forth on Schedule 4.5 hereto. All of the issued and outstanding shares of capital stock of Cribewell are owned of record and beneficially by NSMM free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock of each Acquired Company have been duly authorized and are validly issued, fully paid and non-assessable. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for shares of an Acquired Company capital stock or other Equity Interests of any Acquired Company.

            4.6 Authorization; Binding Effect. Each Acquired Company has all necessary corporate power and authority to own, lease and operate the assets owned by it and to conduct the business presently conducted by it.

            4.7 Absence of Certain Changes or Events. Since December 31, 1998, except as otherwise expressly permitted pursuant to this Agreement and the other Transaction Documents, there has not been any:

            (a) material adverse change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects, or operating results of any Acquired Company;

            (b) declaration, setting aside or payment by any Acquired Company of dividends or distributions in respect of any Acquired Company Equity Interests of any of them or any redemption, purchase or other acquisition of any Equity Interests of any of them;

            (c) loan or advance of any funds or any of the assets or other property of any Acquired Company to, or guarantee by any Acquired Company for the benefit of, or any Investment by any Acquired Company of any funds or other property in, any other Person;

            (d) other event or condition of any character which, in any one case or in the aggregate, has resulted in an Adverse Effect with respect to any Acquired Company or any event or condition which could, in any one case or in the aggregate, result in an Adverse Effect with respect to any Acquired Company; or


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            (e) agreement by any Acquired Company to do any of the foregoing, as applicable.

            4.8 No Tangible Assets. Except as set forth on Schedule 4.8, no Acquired Company owns any real estate, fixtures, furniture, equipment or other tangible assets.

            4.9 Contracts and Commitments. Except as set forth on Schedule 4.9, none of the Acquired Companies is a party to any written or oral agreement or commitment of any kind.

            4.10 Financial Statements.

            (a) The NSMM Financial Statements (which are attached hereto as
      Schedule 1.1.A) are complete in all material respects, prepared in accordance with US GAAP consistently applied and in accordance with the books and records of NSMM, accurately reflect the assets, liabilities and financial condition and results of operations of NSMM and contain and reflect all necessary adjustments for a fair representation of the NSMM Financial Statements as of the dates and for the periods covered thereby.

            (b) The Cribewell Financial Statements (which are attached hereto as
      Schedule 1.1.A) are complete in all material respects, prepared in a manner consistent with prior periods and in accordance with the books and records of Cribewell, accurately reflect the assets, liabilities and financial condition and results of operations of Cribewell and contain and reflect all necessary adjustments for a fair representation of the Cribewell Financial Statements as of the dates and for the periods covered thereby.

            4.11 Liabilities. Except as set forth on Schedule 4.11, none of the Acquired Companies has any material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and adequately reserved against on the NSMM Balance Sheet, (ii) liabilities which are reflected and adequately reserved against on the Cribewell Balance Sheet and
(iii) liabilities incurred in the ordinary course of business since December 31, 1998.

            4.12 Taxes.

            (a) Except as set forth on Schedule 4.12:

                  (i) Each Acquired Company has (a) filed all Tax Returns which are required to be filed with respect to all periods ending at or prior to the Closing Date and each such Tax Return is correct and complete, (b) paid all Taxes due and owing by such Company as of the Closing Date (whether or not shown on any Tax Return) and (c) withheld and paid over all Taxes which such Company is obligated to


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      withhold from amounts paid or owing to any Personnel, stockholder, creditor or other Person;

                  (ii) there are no Encumbrances of any kind on any assets of an Acquired Company that arose in connection with any failure (or alleged failure) to pay any Tax;

                  (iii) no Tax audits are pending or being conducted with respect to any Acquired Company;

                  (iv) no information related to Tax matters of none of the Acquired Companies has been requested by any Taxing authority, none of the Acquired Companies has received notice indicating an intent to open an audit or other review from any Taxing authority and neither none of the Acquired Companies or any of their respective officers or directors expects or has reason to expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed;

                  (v) no asserted claim (whether in writing or otherwise) has been made by any Taxing authority concerning any Acquired Company's liability for Taxes;

                  (vi) none of the Acquired Companies has received written notice of any claim being made by any jurisdiction in which the Acquired Companies do not file Tax Returns to the effect that an Acquired Company is or may be subject to any Tax imposed by that jurisdiction;

                  (vii) none of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to any Tax assessment or deficiency;

                  (viii) correct and complete copies of all income Tax Returns filed by the Acquired Companies since January 1, 1994 and all examination reports and statements of deficiencies assessed against or agreed to by the Acquired Companies are, and through the Closing Date will remain, available at the principle office of NSMM;

                  (ix) none of the Acquired Companies is a party to any Tax sharing or allocation agreement, and none has any liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise; and

                  (x) the unpaid Taxes of the Acquired Companies do not exceed, as of December 31, 1998, the reserve for Tax liabilities set forth on the Balance Sheet, and such unpaid Taxes, as of the Closing Date, do not exceed that reserve adjusted to take account of the passage of time through the Closing Date in accordance with the


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

      Acquired Companies' past custom and practices in computing their respective Taxes and filing Tax Returns.

            4.13 Compliance with Law. Each Acquired Company has complied in all respects with all applicable Legal Requirements. None of the Acquired Companies has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such applicable Legal Requirements, and has no reason to anticipate that any presently existing circumstances are likely to result in violations of any applicable Legal Requirements. The items described on Schedule 4.13 constitute all of the consents, filings, notices, Permits, and the like with any governmental or regulatory entity which are required to be given, obtained or made by any of the Acquired Companies, to permit the consummation of the transaction contemplated by the Transaction Documents.

            4.14 Legal Proceedings; Orders.

            (a) Except as set forth in Schedule 4.14, there is no pending proceeding:

                  (i) that has been commenced by or against any of the Acquired Companies or that otherwise relates to or may affect the business of, or any of the assets owned or used by any of the Acquired Companies; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

            (b) Except as set forth in Schedule 4.14:

                  (i) there is no judgment, writ, decree, injunction or order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;

                  (ii) None of the Acquired Companies is subject to any judgment, writ, decree, injunction or order that relates to the business of, or any of the assets owned or used by, any of the Acquired Companies; and

                  (iii) no officer, director, agent, or employee of any Acquired Company is subject to any judgment, writ, decree, injunction or order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

            (c) None of the Acquired Companies is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any Acquired Company.


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            4.15 Contract and Commitments.

            Except as explicitly set forth on Schedule 4.15, none of the Acquired Companies is a party to any:

            (a) written or oral agreement (including, without limitation, all agreements with clients) resulting in or involving annual payments or fees or commissions receivable by such Company in excess of $25,000;

            (b) written or oral agreement or contract involving any obligation or liability on the part of such Company of more than $25,000 which is not cancelable (without liability) within 30 days;

            (c) lease of Real Estate;

            (d) lease of personal property involving any annual expense in excess of $25,000, which is not cancelable (without liability) within 30 days;

            (e) governmental or regulatory Permit required to conduct the business of the Acquired Companies as presently conducted and as proposed to be conducted;

            (f) contract or agreement (including confidentiality or other similar arrangements) with any Person containing covenants limiting the freedom or ability of any Acquired Company to engage in any line of business or compete with any Person, any contracts, arrangements or agreements with competitors and any confidentiality agreements;

            (g) employment or consulting contract, including, without limitation, contracts to employ executive officers and other contracts or arrangements with Representatives of any Acquired Company, contracts or arrangements with independent contractors on a full-time, part-time, consulting or other basis or employee collective bargaining agreement and any confidentiality agreements;

            (h) pension, profit sharing, stock option, stock appreciation, employee stock purchase, bonus, benefit or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement including, without limitation, all arrangements, policies, plans and programs relating to retirement, disability, insurance, (including any self-insured arrangements), severance pay, supplemental unemployment benefit, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangement (such plans and arrangements shall be collectively referred to herein as "Benefit Plans");

            (i) contract pursuant to which any Acquired Company has advanced or loaned funds to or made any Investments of funds or other property or assets in any other

Person, or agreed to advance or loan funds to or make any Investments of funds or other property or assets in any other Person;

            (j) assignment, license, indemnification or other contract with respect to any intangible property (including any Proprietary Right); or

            (k) material contract or commitment not otherwise described above relating to the business of any Acquired Company or otherwise affecting the business of any Acquired Company in any material respect whether or not in the ordinary course of business.

            Neither an Acquired Company nor to the best knowledge of SNSL, any other Person is in breach or violation of or default under any of the Contracts, Permits or other instruments, obligations or commitments described in (a)-(k) above. To the best knowledge of SNSL, each Contract, Permit, instrument or other obligation described on Schedule 4.11 to which any Acquired Company is a party of by which it or any of its assets or business are bound is valid, binding, enforceable and in full force and effect in on identical terms after the Closing Date.

            4.16 Investment Intent. SNSL will acquire the WPS Ltd. Exchange Shares for its own account and not with or view to their distribution within the meaning of Section 2(11) of the Securities Act.

            4.17 Misstatements or Omissions. No representations or warranties by SNSL in any of the Transaction Documents contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. SNSL has disclosed to WPS Ltd. all material events, conditions and facts affecting the assets, the earnings, the business and the condition (financial or otherwise) of the Acquired Companies.

                                    ARTICLE 5

                               REPRESENTATIONS AND
                             WARRANTIES OF WPS LTD.

            WPS Ltd. hereby represents and warrants to SNSL as follows:

            5.1 Organization. WPS Ltd. is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has full corporate power and authority to conduct its business as is presently being conducted and to own and lease its properties and assets and to enter into, deliver and carry out its obligations under the Transaction Documents.

            5.2 Authorization. WPS Ltd. has taken all necessary corporate action to consummate the transactions contemplated by the Transaction Documents and to perform its obligations thereunder. Each of the Transaction Documents to which WPS Ltd. is a party has been duly executed and delivered by WPS Ltd. and is a valid and binding obligation of WPS Ltd. enforceable against WPS Ltd. in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

            5.3 Issuance and Ownership of WPS Ltd. Exchange Shares. Upon the issuance by WPS Ltd. on the Closing Date to SNSL of the WPS Ltd. Exchange Shares, SNSL will receive good title to such WPS Ltd. Exchange Shares. Such WPS Ltd. Exchange Shares have been duly authorized and are validly issued, fully paid and non-assessable and are free and clear of all Encumbrances other than those provided for in the Stock Call Agreement.

            5.4 Certain Consents and Approvals. Except as set forth on Schedule 5.4, no consents, filings, notices, or Permits are required to be given, made or obtained by WPS Ltd. in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby.

            5.5 No Brokers. Neither WPS Ltd. nor any of its Representatives or Affiliates has any written or oral agreement, arrangement or understanding with any Person which will result in the obligation of NSMM or SNSL to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

            5.6 No Conflict or Violation. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the articles of organization or bye-laws of WPS Ltd., (b) a breach of, or a default under, any term or provision of any contract, agreement, Indebtedness, lease, commitment, franchise, Permit, authorization or concession to which WPS Ltd. is a party or (c) a violation by WPS Ltd. of any applicable Legal Requirement.

            5.7 WPS Ltd. Financial Statements. The WPS Ltd. Financial Statements have heretofore been delivered to SNSL. The WPS Ltd. Financial Statements are complete in all material respects, have been prepared in accordance with US GAAP consistently applied and in accordance with the books and records of WPS Ltd., accurately reflect the assets, liabilities and financial condition and results of operations indicated thereby and contain and reflect all necessary adjustments for a fair representation of the WPS Ltd. Financial Statements as of the dates and for the periods covered thereby.

            5.8 Absence of Certain Changes or Events. Since December 31, 1998, except as otherwise expressly permitted pursuant to this Agreement, there has not been any:

            (a) material adverse change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects, or operating results of WPS Ltd. and its consolidated subsidiaries taken as a whole;

            (b) change in accounting methods or practices by WPS Ltd. affecting its assets, earnings, reserves, working capital, prospects, liabilities or business;

            (c) revaluation by WPS Ltd. or its consolidated subsidiaries of any of material assets or properties, including without limitation, writing off of notes or accounts receivable in a material amount, other than in the ordinary course of business and consistent with past practices;

            (d) material damage, destruction or loss of or to any of the assets, properties, condition (financial or otherwise) or prospects of WPS Ltd. and its consolidated subsidiaries, taken as a whole;

            (e) liabilities incurred by WPS Ltd. and its consolidated subsidiaries, in an amount material to such companies taken as a whole, that were not in the ordinary course of business and consistent with past practices or any material increase or change by WPS Ltd. in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves; or

            (f) other event or condition of any character which, in any one case or in the aggregate, has resulted, or could result, in an Adverse Effect with respect to WPS Ltd and its consolidated subsidiaries, taken as a whole.

            5.9 Litigation. There is no action pending or, to the best knowledge of WPS Ltd., threatened or anticipated against (i) WPS Ltd. and its consolidated subsidiaries which could result in an Adverse Effect with respect to such companies, taken as a whole or (ii) the transactions contemplated by the Transaction Documents.

            5.10 Liabilities. WPS Ltd. and its consolidated subsidiaries, taken as a whole, have no material liabilities or obligations (absolute, accrued, contingent or otherwise), except (i) liabilities which are reflected and adequately reserved against on the WPS Ltd. Balance Sheet, and (ii) liabilities incurred in the ordinary course of business and consistent with past practices since December 31, 1998.

            5.11 Misstatements or Omissions. No representations or warranties by WPS Ltd. in any of the Transaction Documents contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

            5.12 Taxes.

            (a) The reserve for unpaid Taxes as of December 31, 1998 reflected on the WPS Ltd Financial Statements has been established based upon consultation between WPS Ltd and its certified public accountants and is believed by WPS Ltd. to be reasonable and adequate.

            (b) No Tax audits that could be expected to have an Adverse Effect on WPS Ltd and its consolidated subsidiaries, taken as a whole, are pending or being conducted.

                                    ARTICLE 6

                     COVENANTS OF SNSL PRIOR TO CLOSING DATE

            6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, SNSL will and will cause each Acquired Company to: (a) afford WPS Ltd and its Representatives full and free access to, at reasonable times and upon prior notice, the personnel, properties, contracts, books and records, and other documents and data of the Acquired Companies during normal business hours, (b) permit WPS Ltd and its Representatives to make copies of all such contracts, books and records, and other existing documents and data as WPS Ltd may reasonably require, and (c) furnish WPS Ltd and its Representatives with such additional financial, operating, and other data and information as WPS Ltd. may reasonably request.

            6.2 Notification. Between the date of this Agreement and the Closing Date, SNSL will promptly notify WPS Ltd. in writing if SNSL or any Acquired Company becomes aware of any fact or condition that causes or constitutes a material breach of any of SNSL's representations and warranties as of the date of this Agreement, or if SNSL or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any fact or condition require any change in the SNSL Disclosure Schedules, if the SNSL Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, SNSL will promptly deliver to WPS Ltd. a supplement to the SNSL Disclosure Schedules specifying such change. During the same period, SNSL will promptly notify WPS Ltd. of the occurrence of any breach of any covenant of SNSL in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Article 9 impossible or unlikely.

                                    ARTICLE 7

                   COVENANTS OF WPS LTD PRIOR TO CLOSING DATE

            7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, WPS Ltd will, and it will cause each of its consolidated subsidiaries to, afford SNSL and its Representatives full and free access to, at reasonable times and upon prior notice, the personnel, properties, contracts, books and records, and other documents and data of WPS Ltd and its consolidated subsidiaries during normal business hours.

            7.2 Notification. Between the date of this Agreement and the Closing Date, WPS Ltd will promptly notify SNSL in writing if WPS Ltd becomes aware of any fact or condition that causes or constitutes a material breach of any of WPS Ltd's representations and warranties as of the date of this Agreement, or if WPS Ltd becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, WPS Ltd will promptly notify SNSL of the occurrence of any breach of any covenant of WPS Ltd in this Article 7 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

                                    ARTICLE 8

                                CONDITIONS TO THE
                               OBLIGATIONS OF SNSL

            The obligations of SNSL to transfer the NSMM Outstanding Shares to WPS Ltd. on the Closing Date are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

            8.1 Representations, Warranties and Covenants. All representations and warranties of WPS Ltd. contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and WPS Ltd. shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to the Closing Date. There shall be delivered to SNSL a certificate signed by the President, the Chief Financial Officer or a Vice President of WPS Ltd. to the foregoing effect.

            8.2 Permits and Consents. All Permits, consents of Consenting Parties and all notices or filings necessary or required to permit the transactions contemplated by the Transaction Documents shall have been made or obtained.

            8.3 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted which questions the validity or legality of the transactions contemplated by the Transaction Documents.

            8.4 Certificates. WPS Ltd. shall have delivered to SNSL (a) such certificates of its officers, directors and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by SNSL (b) a certificate of good standing of WPS Ltd. and (c) a certificate of incumbency with respect to each officer of WPS Ltd. who has executed any of the Transaction Documents on behalf of WPS Ltd.

            8.5 Corporate Documents. SNSL shall have received from WPS Ltd. resolutions adopted by the board of directors of WPS Ltd. approving the Transaction Documents to which WPS Ltd. is a party and the transactions contemplated thereby, and copies of the articles of organization and bye-laws of WPS Ltd. as in effect on the Closing Date, in each case certified to be true and complete by the corporate secretary of WPS Ltd.

            8.6 Compliance with Legal Requirements. The consummation of the transactions contemplated by the Transaction Documents will not be prohibited by any applicable Legal Requirement or subject any Acquired Company or SNSL to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

                                    ARTICLE 9

                    CONDITIONS TO THE OBLIGATIONS OF WPS LTD.

            The obligations of WPS Ltd. to issue the WPS Ltd. Exchange Shares to SNSL on the Closing Date are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

            9.1 Representations, Warranties and Covenants. All representations and warranties of SNSL contained in this Agreement shall be true and correct at and as of the Closing Date, and SNSL shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to WPS Ltd. certificates, signed by the President, the Chief Financial Officer or a Vice President of SNSL to the foregoing effect.

            9.2 Permits and Consents. All Permits, consents of Consenting Parties and all notices or filings necessary or required to permit the transactions contemplated by the Transaction Documents shall have been made or obtained.

            9.3 No Governmental Proceeding or Litigation. No action shall have been instituted or threatened by any governmental or regulatory authority or other Person which questions the validity or legality of the transactions contemplated by the Transaction Documents.

            9.4 Compliance with Legal Requirements. The consummation of the transactions contemplated by the Transaction Documents will not be prohibited by any Legal Requirement or subject WPS Ltd. or any Acquired Company to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

            9.5 Stock Call Agreement. SNSL shall have entered into the Stock Call Agreement with WPS Ltd. granting WPS Ltd. the right to call for purchase shares of WPS Ltd. Capital Stock under certain circumstances.

            9.6 Certificates and Documents. SNSL shall have delivered to WPS Ltd. such documents and certificates of SNSL and the Acquired Companies and the officers of each of them to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by WPS Ltd., including without limitation:

            (a) copies of resolutions, certified by the appropriate officers, duly adopted by each of the Acquired Companies and copies of consents executed by the appropriate officers of SNSL and each of the Acquired Companies, authorizing their respective execution, delivery and performance of the Transaction Documents to which they are a party and the consummation of all transactions contemplated by the Transaction Documents;

            (b) certificates as to the good standing (or other certificates relating to the right to do business) of SNSL and each Acquired Company, from their respective jurisdictions of formation and of each Acquired Company in each other jurisdiction in which such Acquired Company is required to be qualified to do business;

            (c) such instruments of conveyance of the NSMM Outstanding Shares reasonably requested by WPS Ltd. in order to effect the transfer to WPS Ltd. of the NSMM Outstanding Shares;

            (d) articles of incorporation and by-laws (or similar constituent documents) of each Acquired Company, each certified to be true and complete as of the Closing Date by their respective corporate secretaries;

            (e) a certificate of incumbency with respect to each officer of SNSL and each Acquired Company who has executed any of the Transaction Documents on behalf of such Person; and

            (f) such other documents relating to the transactions contemplated by the Transaction Documents as WPS Ltd. reasonably requests.

            9.7 Delivery of SNSL Disclosure Schedules. SNSL shall have delivered to WPS Ltd all SNSL Disclosure Schedules required in connection with the representations and warranties of SNSL set forth in Article 4 of this Agreement, and WPS Ltd shall, upon the review thereof, determine that all matters disclosed thereon are satisfactory to WPS Ltd.

                                   ARTICLE 10

                                 INDEMNIFICATION

            10.1 Survival of Representations, etc. All statements contained in the SNSL Disclosure Schedules or in any other schedule, certificate or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of WPS Ltd. and SNSL contained herein or in any instrument delivered pursuant to this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date for the shorter of: (i) the period of any applicable statute of limitations (after giving effect to any extensions or waivers thereof) or (ii) the period ending on the fourth anniversary of the Closing Date. Anything to the contrary contained in this Agreement notwithstanding, the termination or expiration of any representation or warranty or indemnification obligation under this Article 9 shall not affect any claims made in writing by any Indemnified Party (as defined below) hereunder prior to such expiration or termination. All covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

            10.2 Indemnification.

            (a) In addition to any other right or remedy available to WPS Ltd. at law or in equity, SNSL shall indemnify WPS Ltd. and its Affiliates, and their Representatives and permitted successors and assigns (collectively, the "WPS Ltd. Indemnities") against, and hold each WPS Ltd. Indemnitee harmless from, any diminution in value, demand, damage, claim, action, cause of action, deficiency, fine, liability, Tax or other loss or expense including, without limitation, interest, penalties and attorneys' fees and expenses (collectively, "Damages") arising out of or resulting from any inaccuracy, misrepresentation or breach of any representations or warranties made by SNSL contained in any Transaction Document or the nonfulfillment of any covenant or agreement of SNSL contained in any Transaction Document.

            (b) In addition to any other right or remedy available to SNSL at law or in equity, WPS Ltd. shall indemnify SNSL and its Affiliates, and their Representatives and permitted successors and assigns (collectively, the "SNSL Indemnities") against, and hold each SNSL Indemnity harmless from any Damages arising out of or resulting from any inaccuracy, misrepresentation or breach of any representations or warranties made by WPS Ltd. contained in any Transaction Documents or the nonfulfillment of any covenant or agreement of WPS Ltd. contained in any Transaction Document.

            The term "Damages" as used in this Section 9.2 is not limited to matters asserted by any Persons against WPS Ltd. or SNSL, but includes Damages incurred or sustained by in the absence of claims by other Persons.

            10.3 Indemnification Procedures.

            (a) Notice of Claim. Any Person making a claim for indemnification pursuant to Section 9.2 (an "Indemnified Party") must give any party hereto from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim or potential claim (a "Proceeding") against or involving the Indemnified Party by any government entity or other Person or otherwise discovers or becomes aware of the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve any Indemnifying Party of its obligations pursuant to Section 9.2.

            (b) Control of Defense. With respect to the defense of any Proceeding against or involving an Indemnified Party in which a governmental entity or other Person in question seeks only the recovery of a sum of money for which indemnification is provided, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided that before the Indemnifying Party assumes control of such defense it must first:

                  (i) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Damages relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

                  (ii) furnish the Indemnified Party with reasonable assurance that the Indemnifying Party has the financial capacity to defend such Proceeding and to satisfy any such liability.

            (c) Control of Defense; Exceptions, etc. The Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense). The Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the fees and expenses of legal counsel retained by the Indemnified Party, if:

                  (i) the Indemnified Party reasonably believes that an adverse determination of such Proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects,

                  (ii) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnifying Party and the Indemnifying Party in such Proceeding, or

                  (iii) the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

            (d) Settlement of Claims. The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such Proceeding or ceasing to defend such Proceeding.

            10.4 No Right of Contribution. After the Closing, no Acquired Company shall have any liability to indemnify SNSL on account of a misrepresentation or the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of SNSL; and SNSL shall not have any right to seek contribution against any Acquired Company.

                                   ARTICLE 11

                                  MISCELLANEOUS

            11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by written agreement of WPS Ltd. and SNSL;

            (b) by WPS Ltd., if SNSL or any Acquired Company is in breach of any of its respective obligations pursuant to the Transaction Documents or if any representation or warranty of either SNSL or any Acquired Company contained therein is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of WPS Ltd. set forth in any Transaction Document); or

            (c) by SNSL, if WPS Ltd. is in breach of its obligations pursuant to the Transaction Documents or if any representation or warranty of WPS Ltd. contained therein is false or misleading in any material respect (provided that such condition is not the result of any breach of any covenant, representation or warranty of SNSL set forth in this Agreement or in any of the other Transaction Documents).

            Any termination of this Agreement pursuant to clause (b) or (c) will be effected by written notice from the terminating party to the other party. Any termination of this Agreement pursuant to clause (b) or (c) will not terminate the liability of any party hereto for any willful failure of any party to have performed any of its obligations hereunder or for any knowing misrepresentation made by any party of any matter set forth in this Agreement or any other Transaction Document which exists at the time of such termination.

            11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, however, that SNSL may assign its right to receive WPS Ltd. Exchange Shares hereunder to any Permitted SNSL Assignee if such Permitted SNSL Assignee has executed and delivered to WPS Ltd. a written undertaking by which it agrees to be bound by the terms of the Stock Call Agreement and the indemnification provisions of this agreement and provided further that WPS Ltd. may assign its right to receive NSMM Outstanding Shares hereunder to any Permitted WPS Ltd. Assignee. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

            11.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

      If to SNSL:                Stewart Notz Stucki Ltd.
                                 c/o David Smith
                                 Bank of Bermuda Ltd
                                 6 Front Street
                                 Hamilton HM11
                                 Bermuda
                                 Telephone: 441-295-4000
                                 Facsimile: 441-295-7093

      With a copy to:            Marc Maisonneuve
                                 Notz Stuck & Cie SA
                                 98 Rte de Saint Jean
                                 P.O. Box 5240
                                 1211 Geneva 11
                                 Switzerland
                                 Telephone: 41-22-731-5250
                                 Facsimile: 41-22-738-7287

      With a further copy to:    Nicholas Killen, Esq.
                                 Borel & Barbey
                                 2, Rue de Jargonnaunt
                                 Case Postal
                                 1211 Geneva 6
                                 Switzerland
                                 Telephone: 41-22-736-1136
                                 Facsimile: 41-22-736-4588

      If to WPS Ltd.:            W.P. Stewart & Co., Ltd.
                                 129 Front Street, 5th Floor
                                 P.O. Box HM 2905
                                 Hamilton HM LX
                                 Bermuda
                                 Telephone: (441) 299-5454
                                 Facsimile: (441) 299-6566

      With a copy to:            Anderson Kill & Olick, P.C.
                                 1251 Avenue of the Americas
                                 New York, N.Y. 10020-1182
                                 Attention: Michael W. Stamm, Esq.
                                 Telephone: (212) 278-1702
                                 Facsimile: (212) 278-1733

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

            All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 10.3, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.3, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.3, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 10.3).

            11.4 Choice of Law; Venue. This Agreement shall be construed and interpreted and the rights of the parties hereto shall be determined in accordance with the laws of Bermuda, without giving effect to any choice of law or conflict provision or rule (whether of Bermuda or any other jurisdiction) that would cause the laws of any jurisdiction other than Bermuda to be applied. In furtherance of the foregoing, the internal law of the Islands of Bermuda will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Each party agrees that any legal action or proceeding relating to this Agreement may be brought in any appropriate court in Bermuda and waives any objection that it may now or hereafter have to such venue for any such action.

            11.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (which form a part of this Agreement and are incorporated into this Agreement for all purposes), constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            11.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            11.9 Singulars and Plurals. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural, in each case, as applicable.

            11.10 Expenses. Except as otherwise provided herein, SNSL shall be responsible for SNSL Expenses, and WPS Ltd. shall be responsible for WPS Ltd. Expenses.

            11.11 Publicity. Unless required to do so by applicable law or legal process, no party hereto shall issue any press release or make any public statement regarding the Transaction Documents or the transactions contemplated thereby without the prior written approval of the other parties (which approval may not be unreasonably withheld or delayed). If any party hereto is required by law or legal process to make any public statement regarding the Transaction Documents or the transactions contemplated thereby, such party must first provide to the other parties the content of the proposed public statement, the reasons that such disclosure is required by law or legal process, and the time and place that the public statement will be made, in each case to the extent permitted by law or legal process and to the extent reasonably practicable.

            11.12 Remedies. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party hereto will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

            11.13 Confidential Information. The parties hereto acknowledge that the transactions contemplated by this Agreement are of a confidential nature. Each party hereto further acknowledges that, in connection with the negotiation of the Transaction Documents and the preparation for the consummation of the transactions contemplated thereby, it will have access to confidential information relating to the other parties. The parties hereto agree that they will treat as confidential, will not duplicate (except to their respective Representatives in connection with the transactions contemplated by the Transaction Documents) or use, and will maintain the confidentiality of (and will use their respective best efforts to cause and be responsible for the Representatives of such party to maintain the confidentiality of), any written, oral, or other information obtained from the other parties in connection with the Transaction Documents or the transactions contemplated thereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by the Transaction Documents, or
(c) the furnishing or use of such information is required by applicable law or legal process. In the event of the termination of this Agreement for any reason whatsoever, each party hereto shall destroy or return to the other all parties documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated by the Transaction Documents and will keep confidential (and will so instruct and be responsible for its Representatives and others who have had access to confidential information) and will not use any such information, unless such information is now, or is hereafter, disclosed through no act or omission of such party, in any manner making it available to the general public.

            11.14 Effective Date. The parties agree that notwithstanding the actual Closing Date, the transactions contemplated by the Transaction Documents shall be deemed to have been consummated on the Effective Date.

            11.15 Further Assurances. On and after the Closing Date, each party will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                     W.P. STEWART & CO. LTD.


                                     By: /s/ John C. Russell
                                         ------------------------------
                                         Name:  John C. Russell
                                         Title: Managing Director

                                     STEWART NOTZ STUCKI LTD.


                                     By: /s/ David Smith
                                         ------------------------------
                                         Name:  David Smith
                                         Title: Director

                                  SCHEDULE 4.5


I.         NSMM

Authorised and issued share capital of NSMM : USD 12.000 constituting of 12.000 shares of USD 1 each.


II.        CRIBEWELL NV

Authorised share capital of Cribewell NV : USD 30.000 divided into 3.000 shares of USD 10 each. Paid in capital of Cribewell NV : 10.000 divided into 1.000 shares of USD 10 each.

                                  SCHEDULE 4.8


                                      None

                                 SCHEDULE 4.13




                                      None

                                 SCHEDULE 4.14




                                      None

                                 SCHEDULE 4.15




                                See Schedule 4.9

                                  SCHEDULE 5.4


     WPS Ltd. must obtain the consent of the Bermuda Monetary Authority in order to issue the WPS Ltd. Exchange Shares to SNSL.

                                                                       EXHIBIT B


                              STOCK CALL AGREEMENT


       STOCK CALL AGREEMENT, dated as of June 1, 1999 (the "Agreement") between W.P. Stewart & Co. Ltd., a Bermuda company ("WPS Ltd") and Stewart Notz Stucki Limited, a corporation organized under the laws of Bermuda ("SNSL").

                                    RECITALS

       In accordance with the terms of the Share Exchange Agreement, dated as of June 1, 1999, between WPS Ltd and SNSL (the "Share Exchange Agreement"), WPS
Ltd has issued to SNSL the WPS Ltd Exchange Shares (as defined in the Share Exchange Agreement) as consideration for the acquisition by WPS Ltd of all the outstanding capital stock of NS Money Management (Bermuda) Ltd ("NSMM"); and

       In order to induce WPS Ltd to issue the WPS Ltd Exchange Shares and to satisfy a condition to the consummation of the transactions contemplated by the Share Exchange Agreement, SNSL is willing to grant to WPS Ltd a call option to purchase from SNSL, under certain circumstances, up to 719,065 shares of WPS Ltd common stock, par value $US.001 per share ("WPS Common Shares"), on the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the covenants and conditions contained herein and in the Share Exchange Agreement, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS


       1.1. Share Exchange Agreement Defined Terms. Terms defined in the Share Exchange Agreement shall when, used herein, have the meanings ascribed to them in the Share Exchange Agreement.

       1.2. Other Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

       "2000 Call Date" shall mean January 1, 2000.

       "2001 Call Date" shall mean January 1, 2001.

       "2002 Call Date" shall mean January 1, 2002.

       "2003 Call Date" shall mean January 1, 2003.

       "Annual Maximum Callable Shares Amount" shall mean, with respect to each Call Date, 179,766 WPS Ltd Common Shares.

       "Cribewell Anniversary Shortfall" shall mean the amount, if any, by which
(i) the sum of the Market-Adjusted Value of the Cribewell Retained Accounts as of such date (including the Market Adjusted Value of any Eligible Additional Contributions to all Original Cribewell Accounts and Eligible New Cribewell Accounts included in the Cribewell Retained Accounts as of such date) is less than (ii) the value of the Original Cribewell Accounts as of the Effective Date.

       "Cribewell Comparative Reduction Factor" as of any Vesting Date shall mean the percentage (which in no event shall be greater than 100%) determined by subtracting the WPS Ltd Reduction Percentage, if any, from the Cribewell Annual Reduction Percentage, if any, in each case through such Call Date.

       "Cribewell Reduction Percentage" shall mean as of any Call Date the percentage determined by dividing the Cribewell Anniversary Shortfall as of such date by the value of the Original Cribewell Accounts as of the Effective Date.

       "Cribewell Retained Account" shall mean any Original Cribewell Account or Eligible New Cribewell Account which, as of any Call Date, continues to be an account subject to the Cribewell Fee Sharing Agreement.


       "Eligible Additional Contribution" shall mean an additional contribution made after the Effective Date to either an Original Cribewell Account or an Eligible New Cribewell Account, subject in each case to the following conditions: (i) each such contribution shall, as a result of a referral by SNSL or an SNSL Affiliate, be eligible to be included in the accounts with respect to which fees are payable to Cribewell under the Cribewell Fee Sharing Agreement and (ii) SNSL and its Affiliates shall have confirmed that no split of investment advisory, management or performance fees with respect to such additional contribution is payable to SNSL or its affiliates under any other fee sharing agreement.

       "Eligible New Cribewell Account" shall mean each new client account that at any time subsequent to the Effective Date becomes, directly as a result of a referral by SNSL or an SNSL Affiliate, an account subject to the Cribewell Fee Sharing Agreement and that SNSL has confirmed in writing is not an account which SNSL or any SNSL Affiliate is entitled to receive a split of investment management, performance or advisory fees.

       "Market Adjusted Value" when used with respect to an Original Account or a New Account (and including any additional contribution to either), shall mean, as of any date of determination, the value of such account adjusted to eliminate any change in such value due to increases or decreases in the market value of such account since the Effective Date (in the case of an Original Account), the date of the establishment of such account (in the case of a New Account) or the date of such additional contribution (in the case of any additional contribution to such account made after the Effective Date or the date of establishment of the account).

          "Original Cribewell Account" shall mean each client account that was as of the Effective Date subject to the Cribewell Fee Sharing Agreement.

          "SNS Affiliate" shall mean an entity owned by, owning or under common control with SNSL or the ultimate principals of Notz Snicki & Cie.

          "Call Date" shall refer, collectively or individually, to each of the 2000 Call Date, the 2001 Call Date, the 2002 Call Date and the 2003 Call Date.

          "WPS Ltd Anniversary Shortfall" shall mean as of any Call Date the amount, if any, by which the Market-Adjusted Value of the total assets under management by WPS Ltd and its affiliates (other than the Acquired Companies) as of such Call Date is less than the value of the total assets under management by WPS Ltd and its affiliates (other than the Acquired Companies) as of the Effective Date.

          "WPS Ltd Reduction Percentage" shall mean as of any Call Date the percentage determined by dividing the WPS Ltd Anniversary Shortfall as of such Call Date by the value of the total assets under management by WPS Ltd and its affiliates as of the Effective Date (not including the assets of the Acquired Companies acquired on the Effective Date).


                                   ARTICLE 2

                                CALL PROVISIONS

     2.1. Grant of Call Option. SNSL hereby grants to WPS Ltd a call option to purchase on each Call Date, subject to the condition set forth in Section 2.2(a) below, a number of WPS Ltd Common Shares, not to exceed the Annual Maximum Callable Share Amount, the precise number of such shares purchasable on any Call Date to be determined in accordance with Section 2.2 below.


     2.2   Automatic Call Provision.

          (a) Automatic Call Condition. On each Call Date, a portion of the Annual Maximum Callable Share Number shall be automatically purchased by WPS Ltd pursuant to the call option granted herein, to the extent provided in subsection (b) of this Section 2.2, if as of such Call Date there exists a Cribewell Anniversary Shortfall, after giving effect to any Cribewell Comparative Reduction Factor.

          (b) Calculation of Share Subject to Call. On any Call Date on which the automatic call condition set forth in subsection (a) of this Section 2.2 was triggered, a number of WPS Ltd. Common Shares not to exceed the Annual Maximum Callable Share

Amount shall be automatically purchased by WPS Ltd for consideration of $US.001 per share (payable in accordance with Section 2.2(c) below) in an exact amount determined by multiplying (i) the Annual Maximum Callable Share Amount by (ii) the Cribewell Comparative Reduction Factor. Any shares automatically purchased by WPS Ltd on any Call Date in accordance with this Agreement shall be deemed purchased as of such date without the requirement, as between the parties, of any action by WPS Ltd, SNSL or any other Person.

               (c) Prepayment of Purchase Consideration. WPS Ltd has paid to SNSL on the date hereof, and by executing this Agreement SNSL acknowledges receipt of, an amount equal to $US 720 as prepayment by WPS Ltd in full of the consideration for the purchase of all Shares in accordance with the call option granted in this Agreement. SNSL agrees that it will, upon the written request of WPS Ltd delivered after the 2003 Call Date, remit to WPS Ltd any portion of such amount that has not been applied to the purchase of Shares hereunder.

               (d) Delivery of Shares. SNSL shall deliver to WPS Ltd, not later than twenty (20) days after any Call Date on which the automatic call condition set forth in subsection (a) of this Section 2.2 was triggered, WPS Ltd Common Shares in a number determined in accordance with subsection (b) of this Section
2.2. SNSL's obligation to deliver WPS Ltd Common Shares pursuant to this Agreement may be satisfied by the delivery of WPS Ltd Exchange Shares issued to SNSL in accordance with the Share Exchange Agreement or by the delivery of WPS Ltd Common Shares otherwise acquired.

                                   ARTICLE 3

                                 MISCELLANEOUS

          3.1. Notices. Any notice hereunder to a party shall be deemed to be properly served if in writing and delivered or mailed to, in the case of WPS Ltd (with a contemporaneous copy by telex or facsimile transmission):

               W.P. Stewart & Co., Ltd.
               Trinity Hall
               43 Cedar Avenue
               P.O. Box HM LX
               Bermuda

and, in the case of SNSL:

               Stewart Notz Stucki Limited
               c/o David Smith
               The Bank of Bermuda Ltd
               6 Frank Street
               Hamilton HM II
               Bermuda
or to such other address as may have been furnished in writing by such party to the other parties to this Agreement, and shall be deemed to have been given as of the time delivered or mailed registered or certified mail, postage paid.

          3.2. Prior Agreements; Modifications; Waivers. This Agreement shall supersede all other prior agreements, documents or other instruments with respect to the matters covered hereby. This Agreement may be amended or modified by written agreement of the Board of Directors of the parties hereto, or officers authorized by such Boards, at any time before or after approval thereof by the stockholders of either or both constituent corporations.

          3.3. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

          3.4. Governing Law; Venue. The terms of this Agreement shall be governed by, and interpreted and constructed in accordance with the provisions of, the laws of the Islands of Bermuda. Each party agrees that any legal action or proceeding relating to this Agreement may be brought in any appropriate court in Bermuda and waives any objection that it may now or hereafter have to such venue for any such action.

          3.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof.

          3.6. Costs of Enforcement. SNSL agrees promptly to pay any reasonable costs incurred by WPS Ltd in enforcing its rights under this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officers as of the date first above written.

Attest:                            W.P. STEWART & CO., LTD.

By: [SIG]                          By: /S/ JOHN RUSSELL
    -----------------                  --------------------
    Title:                         Title: MANAGING DIRECTOR


Attest:                            STEWART NOTZ STUCKI LIMITED

By: /s/ DYMPNA O'CONNELL           By: /s/ DAVID SMITH
    --------------------               --------------------
    Title:                         Title: DIRECTOR